UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2026

Core Molding Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
(State or other jurisdiction incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Manor Park Drive, Columbus, Ohio		43228-0183
(Address of principal executive office)		(Zip Code)
Registrant’s telephone number, including area code: (614) 870-5000
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	CMT	NYSE American LLC
Preferred Stock purchase rights, par value $0.01	N/A	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 2, 2026, Core Molding Technologies, Inc. (the “Company”) entered into a Third Amendment to Credit Agreement (the “Amendment”) with The Huntington National Bank, as administrative agent, and the lenders party thereto.

The Amendment modifies the Company’s existing Credit Agreement dated July 22, 2022, as previously amended. The Amendment does not constitute a refinancing, novation, or repayment of the existing secured obligations. Material terms of the Amendment include (i) increasing the Revolving Credit Commitment from $25,000,000 to $50,000,000, (ii) adding a delayed draw term loan facility in the maximum aggregate amount of $50,000,000, (iii) decreasing the Applicable Margin from a range of 180 basis points to 230 basis points based on the Margin Leverage Ratio to a range of 125 basis points to 200 basis points based on the Margin Leverage Ratio, (iv) modifying the definition Consolidated EBITDA to add back certain expenses related to (a) the relocation of the Company’s facilities located in Mexico in a maximum amount of $3,150,000 and (b) the retirement of John Zimmer and David Duvall in a maximum amount of $3,290,000, (v) modifying the Fixed Charge Coverage Ratio to revise the calculation by deducting Consolidated Unfunded Capital Expenditures from the numerator thereof, (vi) limiting the Restricted Payments of the Company to $10,00,000 in each of the fiscal years 2026 and 2027, and (vii) extending the maturity date of the credit facilities for five years.

The Amendment also contains customary representations, warranties, reaffirmations of existing loan documents, conditions precedent, and releases in favor of the administrative agent and lenders.

Capitalized terms used but not defined herein have the meaning given to such terms in the Credit Agreement. The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8‑K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 7, 2026, the Company issued a press release announcing the amendment and extension of the Credit Agreement pursuant to the Amendment. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Third Amendment to Credit Agreement dated July 2, 2026
99.1	Press release announcing the amendment and extension of the Credit Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.

Date: July 7, 2026	By:	/s/ Alex J. Panda
	Name:	Alex J. Panda
	Title:	Executive Vice President, Treasurer, Secretary and Chief Financial Officer